UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2016

DHI Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33584	20-3179218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1040 Avenue of the Americas, 8th Floor
New York, NY 10018
(Address of principal executive offices, including zip code)

(212) 725-6550
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 8, 2016, the Board of Directors (the “Board”) of DHI Group, Inc., a Delaware corporation (the “Company”), amended and restated the by-laws of the Company (such by-laws, after giving effect to such amendment and restatement, the “Second Amended and Restated By-Laws”), the primary purpose of which was to implement a majority voting standard in uncontested director elections and to add a related director resignation policy.

Pursuant to the new voting standard, in the case of uncontested director elections, a director must be elected by a majority of the votes cast with respect to the election of such director. For purposes of this standard, a “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director and abstentions and broker non-votes are not counted as “votes cast.” In the case of contested elections (where, if as of a date that is 14 days in advance of the date the Company files its definitive proxy statement (12 days in the case of the Company's 2016 Annual Meeting of Stockholders) (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees exceeds the number of directors to be elected), the required voting standard to be elected as a director continues to be by the plurality voting standard that was previously in effect under the Company’s by-laws for all director elections (which had applied whether or not such elections were contested) before giving effect to the Second Amended and Restated By-Laws. Under such plurality voting standard, the nominees receiving the most votes “for” their election at a meeting of stockholders at which a quorum is present would be elected to the Board (despite the amount of “against” or “withhold” votes, abstentions or broker non-votes with respect to any nominee).

Pursuant to the new director resignation policy, if an incumbent director fails to receive the required majority vote for reelection, the director is required to offer his or her resignation to the Board. The Board may consider any factors they deem relevant (including, but not limited to, recommendations the Board may request from a designated committee) in deciding whether to accept or reject a director’s resignation or whether other action should be taken. Any director tendering such resignation may not participate in the deliberations regarding whether to accept or reject such resignation. Within 90 days from the date the election results are certified, the Company will be required to publicly disclose the Board’s decision and the rationale behind such decision.

The Second Amended and Restated By-Laws also contain certain amendments that clarified procedures in the Company’s previously existing by-laws relating to the duty of presiding over meetings of the Board in the absence of the Chairman (stating that the Chief Executive Officer or President of the Company, as applicable, would only preside at such meetings in the absence of the Chairman of the Board (and in the absence of the Chief Executive Officer, in the case of the President) where such officers also happened to be directors).

The foregoing summary is qualified in its entirety by reference to the full text of the Second Amended and Restated By-Laws of the Company, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

3.1	Second Amended and Restated By-laws of DHI Group, Inc., effective as of March 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DHI GROUP, INC.

By:	/s/ Brian Campbell
Name: Brian Campbell
Title: Vice President, Business and Legal Affairs and General Counsel

Date:  March 8, 2016

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated By-laws of DHI Group, Inc., effective as of March 8, 2016.